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                                                                   EXHIBIT 10.37

                              CONSULTING AGREEMENT

                  This Consulting Agreement is entered into by and between VISTEON CORPORATION (THE "COMPANY"), a corporation organized under the laws of the State of Delaware, and STACY L. FOX ("FOX" OR "CONSULTANT").

                  1. RESIGNATION AGREEMENT. The Company and Fox are concurrently entering into a Resignation Agreement relating to Fox's resignation as an employee of the Company, and providing for Fox's termination of employment with the Company effective March 31, 2005. A condition precedent to the effectiveness of this Consulting Agreement is the effectiveness of the Resignation Agreement.

                  2. ENGAGEMENT; ACCEPTANCE OF CONSULTANCY. Commencing on April 1, 2005 and for the period ending on December 31, 2005 (the "Term"), Visteon hereby agrees to engage Fox to work as a consultant with the Company's executives, attorneys and/or other representatives and provide them with such information, advice and services as may be reasonably requested in light of her prior position as Senior Vice President, General Counsel and Secretary of the Company. The Company's Chief Executive Officer ("CEO") shall himself or shall appoint his designee to assign projects to the Consultant within the scope of the engagement. Consultant hereby accepts this engagement and agrees that she shall render such services to the Company conscientiously, faithfully, competently and to the best of her talents and abilities. The Company agrees to indemnify Consultant from and against any direct or third party claims or suits (including reasonable defense costs) arising out of Consultant's provision of services to or on behalf of or at the direction or request of the Company, its subsidiaries and affiliates, except such claims or suits as result from (i) the gross negligence or willful misconduct of Consultant; or (ii) action taken by Consultant without authority of the Company or contrary to directions given by the Company to Consultant.

                  3. FACILITIES. Consultant shall make whatever arrangements regarding her own work facilities as she may choose to make, at her own expense, and the Company shall make an office and reasonable support services available to Consultant when it is mutually convenient for her to perform services on behalf of the Company at its corporate headquarters in Van Buren Township, Michigan. Consultant may not use such Company office and support services in connection with the performance of work for any party other than the Company.

                  4. COMPENSATION.


                     (a) Subject to the terms and conditions hereof, the Company shall compensate Consultant on a monthly retainer at the rate of $40,000 per month. Consultant shall submit an invoice to the Company at the end of each month of the Term, in a form reasonably satisfactory to the Company. The Company agrees to pay Consultant's invoices no later than 15 days after receipt thereof. Consultant also shall be reimbursed for any travel and other ordinary business expenses reasonably incurred in performing services at the Company's request at locations other than Visteon's corporate headquarters.

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                     (b) To the extent that Consultant engages in any employment or is engaged for any assignments during the Term with or for any parties other than the Company for which she is compensated for her time or services in the form of cash compensation (as distinguished from compensation in the form of an equity interest), the retainer payable under subparagraph (a) above shall be reduced by the amount of such cash compensation received or to be received from other sources. Consultant agrees to identify any such employment or assignments performed during each month in her monthly invoice (with the identifying information subject to any duty of confidentiality), together with a specification of the compensation arrangement made in respect thereof, so that such retainer adjustments can be made by the Company at the appropriate time.
Any such retainer adjustments not previously made shall be made in the invoice for the final month of the Term, or on such other terms as may be agreed by the parties in writing.

                  5. TAXES. Taxes and other obligations, if any, related to the fees payable hereunder to Consultant shall be the sole and exclusive responsibility of Consultant. Consultant hereby agrees to indemnify and hold harmless the Company from any liability that may be asserted for taxes, interest or penalties relating to the fees paid to Consultant hereunder.

                  6. RELATIONSHIP CREATED. Fox is being engaged hereunder to provide consulting services as an independent contractor and, during the Term, she shall not be an employee of the Company for any purpose whatsoever, and shall have no authority to bind the Company to any contractual commitments or otherwise. Without limitation of the foregoing, it is acknowledged by the Parties that the Company shall not be responsible for providing any unemployment insurance coverage, workers' compensation coverage or any other insurance coverage or benefit to or on account of Fox during the Term. This paragraph shall not affect or limit whatever rights Fox may have to obtain health care benefits under COBRA during the Term, as a former employee of the Company.

                  7. CONSULTING COMMITMENTS.

                     (a) Consultant agrees to make herself available to provide services to the Company for up to 160 hours per month, as requested by the Company, during the Term. Consultant may resign from this consulting engagement on fifteen (15) days' notice to the Company for any reason, and shall so resign if she commences other substantially full-time employment during the Term. The parties agree that should Fox form or enter into any partnership or other affiliation with a firm for the practice of law or for the provision of consulting services, such action shall not be deemed "substantially full-time employment" hereunder, provided such action is not inconsistent with Fox's provision of consulting services hereunder.

                     (b) The Company may terminate this Consulting Agreement for "Cause" as specified in the termination notice. The following circumstances shall constitute "Cause" for this purpose:

                         (i) Consultant has engaged in willful misconduct or
acted recklessly or with gross negligence in discharging or failing to discharge her duties hereunder;

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                         (ii) Consultant has breached her non-solicitation
obligations under paragraph 8 below, or has breached her confidentiality obligations under paragraph 7 of the Resignation Agreement, in any material respect, or has made public statements concerning the Company, or its directors or officers, that are incompatible with her continued service as a consultant under this Agreement; or

                         (iii) Consultant has willfully refused to follow a
proper written directive of the CEO or the CEO's designee within the scope of the Consultant's engagement.

                     (c) If the Company terminates this Consulting Agreement for Cause, or if Consultant resigns from the consulting engagement or otherwise ceases to provide services hereunder for any reason whatsoever, the Company's obligations under this Agreement to pay further compensation shall cease, except that the Company shall pay Consultant, within 15 (fifteen) days from the date of receipt of Consultant's final invoice, in full and complete satisfaction of all of the Company's obligations under this Consulting Agreement, the fees due for services rendered prorated to the date of termination of the consultancy and, subject to submission of all required documentation, reimbursable travel or other ordinary business expenses incurred (but unpaid) to the date of termination. Consultant shall not be entitled to any further compensation under this Consulting Agreement.

                  8. NON-SOLICITATION. Consultant agrees that until January 1, 2007, she shall not directly or indirectly (i) solicit, induce or attempt to induce any employee of the Company or any subsidiary to leave the employ of the Company or such subsidiary, or in any way interfere with the relationship between the Company or any subsidiary and any employee thereof, or (ii) hire, or assist any firm or other legal entity with which she becomes affiliated in hiring, any person, who was an employee of the Company or any subsidiary at any time during Fox's employment, except with the Company's written consent.

                  9. MISCELLANEOUS PROVISIONS.

                     (a) This Agreement contains the entire agreement between the Parties and supersedes any and all prior agreements, arrangements, negotiations, discussions or understandings between or among any of the Parties relating to the subject matter hereof. Neither the Company nor Consultant are relying upon any representations or promises made by either of them to the other regarding this Agreement or the implications thereof beyond the written terms of this Agreement.

                     (b) This Agreement may not be amended, modified, superseded or waived, except by a written instrument executed by both parties hereto, or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant


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contained in this Agreement whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                     (c) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Michigan. If any provision of this Agreement is hereafter construed to be invalid or unenforceable in any respect, the same shall not affect the remaining provisions of this Agreement, without regard to the invalid portion, and any such invalid provisions shall be reformed and construed to the extent necessary to permit their enforceability so as to reflect the intent of the parties hereto.

                     (d) This Agreement shall extend to, be binding upon, and inure to the benefit of the Company's successors and assigns, but shall not be assignable by Consultant without the written consent of the Company.

                     (e) This Agreement may be executed in any number of counterparts each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                     (f) This Agreement has been negotiated by the parties and both parties agree that neither party shall contend in any possible future dispute regarding its interpretation that any ambiguity should be interpreted against the drafting party.

                     (g) Consultant hereby represents and warrants that (i) she has the right to enter into this Consulting Agreement with the Company and to grant the rights contained in this Consulting Agreement, and (ii) the provisions of this Consulting Agreement do not violate any other contracts or agreements that Consultant has entered into with any other individual or entity.



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                  IN WITNESS WHEREOF, the parties have executed this Consulting
Agreement on the date(s) indicated below.


    /s/ Stay L. Fox                                     March 10, 2005
---------------------------                     -----------------------------
       STACY L. FOX                                        Date



VISTEON CORPORATION



By:  /s/ Robert H. Marcin                               March 10, 2005
     --------------------                       -----------------------------
       Robert H. Marcin,                                   Date
       S.V.P., Corporate Relations